UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2021

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: This amendment is being filed to add Item 2.03, which was inadvertently omitted from the Form 8-K filed November 12, 2021. There are no other changes to this Report.

Item 1.01 Entry into a Material Definitive Agreement.

Subordinated Term Loan Agreement

On November 9, 2021, Team, Inc. (the “Company”) entered into a credit agreement (the “Subordinated Term Loan Credit Agreement”) with Corre Credit Fund, LLC (“Corre Fund”), as agent, and the lenders party thereto providing for an unsecured $50.0 million delayed draw subordinated term loan facility (the “Subordinated Term Loan”).

Pursuant to the Subordinated Term Loan Credit Agreement, the Company borrowed $22.5 million on November 9, 2021, and expects to borrow an additional $27.5 million on December 8, 2021, subject to certain conditions. The Subordinated Term Loan Credit Agreement also permits the ability to borrow an additional $25 million, subject to certain conditions. The Subordinated Term Loan matures, and all outstanding amounts become due and payable on the earlier of December 31, 2026 and the date that is two weeks later than the maturity or full repayment of the Term Loan (as defined below). The stated interest rate on the Subordinated Term Loan is 12%.

Under the Subordinated Term Loan Credit Agreement, the Company is required to, among other things, (i) subject to certain conditions, issue the lenders a warrant (the “Corre Warrants”) providing for the purchase of an aggregate of 5,000,000 shares of its common stock, exercisable at the holder’s option at any time, in whole or in part, until the seventh anniversary of the issue date, at an exercise price of $1.50 per share, or, if shareholder approval to issue the Corre Warrants or an exception therefrom is not obtained by November 30, 2021, issue the lenders their pro rata portion of the Preferred Stock (as defined below), (ii) amend the Company’s charter, bylaws, and all other necessary corporate governance documents to reduce the size of the Company’s board of directors (the “Board of Directors”) to seven directors, and (iii) reconstitute the Company’s Board of Directors (as further described below under “Commitment Letter Agreement”). The Subordinated Term Loan also contains other customary prepayment provisions, events of default and covenants.

The foregoing summary of the Subordinated Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Subordinated Term Loan Credit Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Amendment No. 3 to Term Loan Credit Agreement

In connection with the Company’s entry into the Subordinated Term Loan Credit Agreement, on November 9, 2021, the Company also entered into Amendment No. 3 (the “Third Amendment”) to the Term Loan Credit Agreement, dated December 18, 2020 (as amended on October 19, 2021 and October 29, 2021, the “Term Loan”), among the Company, the financial institutions party thereto from time to time (the “Lenders”) and Atlantic Park Strategic Capital Fund, L.P. (“APSC”), as agent for the Lenders. The Third Amendment to the Term Loan, among other things, (i) waives certain covenants until September 30, 2022 and modifies covenants thereafter to provide the Company with additional flexibility, (ii) requires the Company to seek shareholder approval (or an exception therefrom) to issue additional warrants (the “APSC Warrants” and, together with the Corre Warrants, the “Warrants”) to APSC providing for the purchase of an aggregate of 1,417,051 shares of Company common stock, exercisable at the holder’s option at any time, in whole or in part, until November 10, 2028, at an exercise price of $1.50 per share, or, if shareholder approval to issue the full amount of the APSC Warrants or an exception therefrom is not obtained by November 30, 2021, issue the Lenders their pro rata portion of the Preferred Stock, and (iii) to amend the existing warrants held by APSC to provide for an exercise price of $1.50 per share.

The foregoing summary of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Third Amendment, which is filed as Exhibit 10.2 and is incorporated herein by reference.

Commitment Letter Agreement

On November 9, 2021, the Company entered into a Commitment Letter Agreement (the “Commitment Letter Agreement”) with Corre Partners Management, LLC (“Corre Partners”) and APSC. Pursuant to the Commitment

Letter Agreement, the Company will (i) reduce the size of the Board of Directors to seven directors, (ii) appoint two Directors to the Board of Directors selected by Corre Partners after consultation with APSC, (iii) appoint one Director selected by Corre Partners to the Board of Directors’ Independent Subcommittee selected by Corre Partners and one Director selected by APSC, (iv) provide Corre Partners and APSC with Board of Director observation rights, (v) launch a strategic alternatives process and present results of the review to the Board of Directors, (vi) issue the Warrants or, if shareholder approval to issue the Warrants or an exception therefrom is not obtained by November 30, 2021, issue to Corre Partners and APSC a pro rata portion of $12.0 million in liquidation preference of newly issued preferred stock (the “Preferred Stock”) of the Company having a dividend rate of 18% (with additional terms to be agreed), and (vii) directly pay certain advisor fees on behalf of Corre Partners and APSC.

Amended and Restated Warrant

On December 18, 2020, in connection with the execution of the Term Loan, the Company issued to APSC a warrant (the “Existing Warrant”) to purchase up to 3,582,949 shares of Company common stock, which was initially exercisable at the holder’s option at any time, in whole or in part, until June 14, 2028, at an exercise price of $7.75 per share.

In connection with execution of the Subordinated Term Loan and Third Amendment, on November 10, 2021, the Company entered into an Amended and Restated Common Stock Purchase Warrant (the “A&R Warrant”) with APSC Holdco II, L.P. (“APSC Holdco”) pursuant to which the Existing Warrant was amended and restated to provide for the purchase of up to 4,082,949 shares of Company common stock (which includes 500,000 of the shares of common stock issuable pursuant to the APSC Warrant) and to reduce the exercise price to $1.50 per share. The exercise price and the number of shares of Company common stock issuable on exercise of the A&R Warrant are subject to certain antidilution adjustments, including for stock dividends, stock splits, reclassifications, noncash distributions, cash dividends, certain equity issuances and business combination transactions.

The foregoing summary of the A&R Warrant does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Form of A&R Warrant, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Report regarding entry into the Subordinated Term Loan Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Report regarding the issuance of the Warrants or the issuance of Preferred Stock is incorporated by reference into this Item 3.02. Neither the Warrants, the shares of Common Stock issuable upon exercise thereof, nor the Preferred Stock (if issued) have been registered under the Securities Act of 1933, as amended, and are being (or will be) issued in a private placement pursuant to Section 4(a)(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Anthony Horton as a Director

On November 7, 2021, the Board of Directors appointed Anthony Horton as a Director effective until the May 2022 annual meeting of shareholders and as a member of the Company’s Independent Subcommittee.

Mr. Horton currently serves as the Chief Executive Officer of AR Horton Advisors and has previously served on the board of numerous companies. Mr. Horton has more than 25 years of energy and technology experience and was Executive Vice President and Chief Financial Officer at Energy Future Holdings and Senior Director of Corporate and Public Policy at TXU Energy from April 2000 through March 2018. Mr. Horton holds a Masters of Professional Accounting and Finance from the University of Texas at Dallas/Arlington and a BBA in Economics and Management from the University of Texas at Arlington. He is a Certified Public Accountant, Chartered Financial Analyst, Certified Management Accountant and Certified Financial Manager.

Appointment of Evan S. Lederman as a Director

On November 7, 2021, the Board of Directors appointed Evan S. Lederman as a Director effective until the May 2022 annual meeting of shareholders and as a member of the Company’s Independent Subcommittee.

From February 2011 to December 31, 2020, Mr. Lederman was a Partner and member of the Risk Committee at Fir Tree Partners. Among other responsibilities at Fir Tree, Mr. Lederman led their energy investments effort. Prior to joining Fir Tree in 2011, Mr. Lederman worked as a corporate attorney at Weil, Gotshal & Manges LLP and Cravath, Swaine & Moore LLP. Mr. Lederman has previously served on the board of numerous companies. Mr. Lederman received a J.D. degree with honors from New York University School of Law and a B.A., magna cum laude, from New York University.

Appointment of Sylvia J. Kerrigan as Lead Independent Director

On November 7, 2021, the Board of Directors designated Sylvia J. Kerrigan as the Lead Independent Director, effective immediately. In the lead independent director role, Ms. Kerrigan will perform the duties outlined for the Lead Independent Director in the Company’s definitive proxy statement dated April 9, 2021. Ms. Kerrigan replaces Louis A. Waters as the Lead Independent Director.

Ms. Kerrigan has been a member of the Board of Directors since 2015. Ms. Kerrigan is the Executive Director of the Kay Bailey Hutchison Center for Energy, Law and Business at the University of Texas in Austin. She previously held various positions at Marathon Oil Corporation for 22 years, ultimately as the Executive Vice President, General Counsel and Secretary, serving in that position from 2012 to 2017. Ms. Kerrigan also served as Marathon Oil Corporation’s Chief Public Policy Officer and Chief Compliance Officer. Ms. Kerrigan worked at the United Nations Security Council’s Commission d’Indemnisation in Geneva, Switzerland, serving as the senior legal officer responsible for arbitrating losses sustained by international oil companies following the 1990 Iraq invasion of Kuwait. Ms. Kerrigan is a past chairman of the State Bar of Texas International Law Section and a Life Fellow of the Texas Bar Foundation. She serves on the board of directors of Diversified Energy, LLC and on the Board of Trustees for Southwestern University. Ms. Kerrigan previously served on the boards of directors of Nine Point Energy and Alta Mesa Resources. The Company believes Ms. Kerrigan’s qualifications to serve on the Board include her experience as chief legal, public policy, compliance and information governance officer of a public corporation, as well as her extensive merger and acquisitions, risk management and corporate governance expertise. Mr. Kerrigan takes over from Louis A. Waters. Mr. Waters has been a member of the Board of Directors since 1998.

Appointment of Matt Kvarda as Interim Chief Financial Officer

On November 7, 2021, the Board of Directors appointed Matt Kvarda, as Interim Chief Financial Officer of the Company, effective the later of November 12, 2021 or the date of the filing of the Company’s Form 10-Q, until a permanent Chief Financial Officer is appointed.

Mr. Kvarda is a Managing Director with Alvarez & Marsal North America, LLC (“Alvarez & Marsal”) in Los Angeles, California where he has worked since 2004. Prior to joining Alvarez & Marsal, Mr. Kvarda was a Senior Director at KPMG LLP, from 2002 to 2003. Mr. Kvarda was also a Senior Director with Arthur Andersen & Co. from 1996 to 2002. He also served as an Assistant Vice President at of Bank America from 1992 to 1996. Mr. Kvarda earned a bachelor’s degree in economics from the University of California, San Diego, and an MBA from the University of California, Los Angeles. The Company believes that Mr. Kvarda’s extensive experience and expertise in advising on financial matters makes him well suited to serve as Interim Chief Financial Officer of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit number	Description

4.1	Form of Amended & Restated Common Stock Purchase Warrant No. 1 dated November 10, 2021 between the Company and APSC Holdco II, L.P. (incorporated by reference to Team, Inc.’s Current Report on Form 8-K filed November 12, 2021).

10.1*	Subordinated Term Loan Agreement dated November 9, 2021, by and among the lenders from time to time party thereto, and Corre Credit Fund, LLC, as agent (incorporated by reference to Team, Inc.’s Current Report on Form 8-K filed November 12, 2021).

10.2*	Amendment No. 3 to Credit Agreement, dated December 18, 2020, among Team, Inc., as Borrower, the financial institutions party thereto from time to time and Atlantic Park Strategic Capital Fund, L.P., as Agent (incorporated by reference to Team, Inc.’s Current Report on Form 8-K filed November 12, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary

Dated: November 12, 2021